Exhibit 99.1

Anhui Taiyang Poultry Co., Inc.
Attention: Wu Qiyou
No 88 Eastern Outer Ring Road
Ningguo City, Anhui Province 242300
People’s Republic of China

Dear Wu:

Effective as of February 12, 2013, I hereby resign my position as Chief Financial Officer of Anhui Taiyang Poultry Co., Inc. (the “Company”) and terminate my Consulting Agreement with the Company dated on or about February 1, 2010.

Sincerely,

/s/ DAVID DODGE
David Dodge